UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2005

SCANSOFT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Centennial Drive
Peabody, Massachusetts 01960
(Address of Principal Executive Offices, including Zip Code)

(978) 977-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of ScanSoft, Inc. (the “Company”) took the following actions:

Officers’ Disability Policy

The Company’s current disability policy, which applies to all employees, provides for the payment of 75% of base salary, including earned commissions if applicable, in the case of short-term disability for up to 90 days. The Committee has approved an Officers’ Disability Policy for all officers, which provides for the payment of 100% of base salary, including earned commissions if applicable, in the case of short-term disability for up to 90 days. The Company’s current disability policy, which applies to all employees, also provides for the payment of 100% of base salary, including earned commissions if applicable, for maternity leave for the first six weeks of leave and then 75% of base salary, including earned commissions if applicable, until the employee has been medically cleared to return to work. Under the newly approved Officer’s Disability Policy, officers will receive 100% of base salary, including earned commissions if applicable, for up to twelve weeks of maternity leave.

This brief description of the Officers’ Disability Policy is qualified by reference to the Officers’ Disability Policy that will be filed as an Exhibit to the Company’s Form 10-Q for the fiscal quarter ending March 31, 2005.

2005 Restricted Stock Accelerator Program

The Committee approved the 2005 Restricted Stock Accelerator Program pursuant to which 1/3 of the unvested shares of restricted stock that were granted to the Company’s executive officers, with the exception of Mr. Ricci, in February 2004 or upon hiring will accelerate upon the achievement of certain Company objectives tied to full-year net income targets.

Company Bonus Program

Consistent with practice in prior years, the Committee has approved a Company Bonus Program for 2005 for all Company employees. Target bonuses vary based on position and tenure with the Company, and the amount of target bonus actually paid to individual employees will be based on the achievement of certain Company and individual objectives. The officers’ bonuses are tied collectively to the six-month and full-year achievement of total revenue and net income targets. In addition each officer’s bonus individually is based upon achievement of certain operational objectives, including budget targets, on-time product delivery, cash collections, and other key operating metrics.

This brief description of the Company Bonus Program is qualified by reference to the Company Bonus Program that will be filed as an Exhibit to the Company’s Form 10-Q for the fiscal quarter ending March 31, 2005.

Standardized Severance Benefits

In order to provide its officers with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of involuntary termination without cause or termination without cause in connection with a change of control, the Company has entered into retention agreements with its officers. These retention agreements have historically varied in duration of benefit. In an effort to standardize such benefits for all officers (other than Paul Ricci), the Committee approved the modification of certain officers’ severance benefits as follows:

•	In the case of termination without cause in connection with a change of control, the Committee approved (i) a payment equal to 12 months of base salary, and (ii) Company-paid COBRA benefits for 12 months for the following officers: Steven Chambers, Jeanne McCann, and Michael Phillips.

•	In the case of involuntary termination without cause, the Committee approved (i) a payment equal to 6 months of base salary, and (ii) Company-paid COBRA benefits for 6 months for the following officers: Steve Chambers, Jeanne McCann and Michael Phillips.

     The Committee also approved adjustments to the Company’s existing compensation arrangements with the following officers:

Paul Ricci, Chairman and Chief Executive Officer

Mr. Ricci’s compensation has historically included a substantial living expense allowance in connection with his relocation to the Massachusetts area, where the Company’s corporate headquarters are located. Now that Mr. Ricci has completed his relocation to Massachusetts, the Committee has approved a restructuring of his compensation that eliminates his annual living expense allowance of approximately $107,000 and increases his base salary and automobile allowance commensurately. Accordingly, the Committee approved (i) an increase in Mr. Ricci’s base salary from $400,000 to $493,500 (effective as of February 16, 2005), and (ii) an automobile allowance for Mr. Ricci of up to $13,500 per year. In order to adjust for the increase in Mr. Ricci’s base salary, the Committee approved a reduction of Mr. Ricci’s bonus opportunity under the Company Bonus Program from 100% of base salary to 81% of base salary. As contemplated by the terms of Mr. Ricci’s employment agreement, Mr. Ricci’s base salary will increase by at least an additional $25,000 on July 1, 2005 and each anniversary thereafter. Mr. Ricci’s employment agreement also provided for reimbursement for tax and financial planning services of up to $20,000 per year for 2003, 2004, and 2005. The Committee has approved Mr. Ricci’s use of $40,000 of unused reimbursements from 2003 and 2004 for tax, financial planning and personal services, provided that any reimbursable expenses must be incurred by the end of 2005. The Committee also has approved reimbursement for tax, financial planning, and personal services of up to $20,000 for 2005.

James Arnold, Senior Vice President and Chief Financial Officer

The Committee approved an increase in Mr. Arnold’s maximum bonus opportunity for 2005 under the Company Bonus Program from 20% of base salary to 40% of base salary. The Committee also approved an automobile allowance for Mr. Arnold of up to $13,500 per year and reimbursement for tax and financial planning services of up to $5,000 net per year.

Steven Chambers, President of SpeechWorks Solutions

The Committee approved an automobile allowance for Mr. Chambers of up to $13,500 per year and reimbursement for tax and financial planning services of up to $5,000 net per year.

Jeanne McCann, Senior Vice President of Research and Development

The Committee approved an increase in Ms. McCann’s base salary from $225,000 to $250,000 (effective February 16, 2005). The Committee also approved an automobile allowance for Ms. McCann of up to $13,500 per year and reimbursement for tax and financial planning services of up to $5,000 net per year.

Michael Phillips, Chief Technology Officer of Speech Technologies

The Committee approved reimbursement for tax and financial planning services for Mr. Phillips of up to $5,000 net per year.

John Shagoury, President of ScanSoft Productivity Applications

The Committee approved a $25,000 increase in Mr. Shagoury’s target bonus (from $50,000 to $75,000). The amount of target bonus actually paid to Mr. Shagoury will be based on the achievement of certain Company and individual objectives as defined in Mr. Shagoury’s sales incentive plan. The Committee also approved an automobile allowance for Mr. Shagoury of up to $13,500 per year and reimbursement for tax and financial planning services of up to $5,000 net per year.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSoft, Inc.

	By:	/s/ James R. Arnold, Jr.

James R. Arnold, Jr. Chief Financial Officer

Date: February 17, 2005